                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               BANCORPSOUTH, INC.

                                BANCORPSOUTH BANK

                         AMERICAN STATE BANK CORPORATION

                                       AND

                               AMERICAN STATE BANK

                           DATED AS OF AUGUST 9, 2005

                                TABLE OF CONTENTS

                                                                                                                           PAGE
                                                                                                                           ----
ARTICLE I  THE MERGER....................................................................................................    1
    1.1   The Merger.....................................................................................................    1
    1.2   Effective Time.................................................................................................    2
    1.3   Effects of the Merger..........................................................................................    2

    1.4   Conversion of ASB Bancorp Common Stock.........................................................................    2
    1.5   Stock Options..................................................................................................    5

    1.6   Tax Matters....................................................................................................    5
    1.7   BancorpSouth Common Stock......................................................................................    6
    1.8   Articles of Incorporation......................................................................................    6
    1.9   Bylaws.........................................................................................................    7
    1.10  Directors and Officers.........................................................................................    7

ARTICLE II EXCHANGE OF SHARES............................................................................................    7
    2.1   BancorpSouth to Make Shares and Cash Available.................................................................    7
    2.2   Exchange of Shares; Payment of Cash Consideration..............................................................    7

ARTICLE III  DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS
          AND WARRANTIES.................................................................................................    9
    3.1   Disclosure Schedules...........................................................................................    9
    3.2   Standards......................................................................................................   10

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ASB BANCORP.................................................................   10
    4.1   Corporate Organization.........................................................................................   11
    4.2   Capitalization.................................................................................................   12
    4.3   Authority; No Violation........................................................................................   13
    4.4   Consents and Approvals.........................................................................................   13
    4.5   Reports........................................................................................................   14
    4.6   Financial Statements...........................................................................................   14
    4.7   Broker's Fees..................................................................................................   14
    4.8   Absence of Certain Changes or Events...........................................................................   15
    4.9   Legal Proceedings..............................................................................................   15
    4.10  Taxes..........................................................................................................   15
    4.11  Employees......................................................................................................   16
    4.12  ASB Bancorp Information........................................................................................   19
    4.13  Compliance with Applicable Law.................................................................................   20
    4.14  Certain Contracts..............................................................................................   20
    4.15  Agreements with Regulatory Agencies............................................................................   20
    4.16  Business Combination Provision; Takeover Laws..................................................................   21
    4.17  Environmental Matters..........................................................................................   21
    4.18  Approvals......................................................................................................   21
    4.19  Insurance......................................................................................................   21

    4.20  Loan Portfolio.................................................................................................   22
    4.21  Property.......................................................................................................   22
    4.22  Certain Transactions...........................................................................................   22
    4.23  Business and Relationships.....................................................................................   23
    4.24  Books and Records..............................................................................................   23
    4.25  Reorganization.................................................................................................   23
    4.26  Accuracy of Statements.........................................................................................   23

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF BANCORPSOUTH................................................................   23
    5.1   Corporate Organization.........................................................................................   23
    5.2   Capitalization.................................................................................................   24
    5.3   Authority; No Violation........................................................................................   24
    5.4   Consents and Approvals.........................................................................................   25
    5.5   Reports........................................................................................................   25
    5.6   Reorganization.................................................................................................   25
    5.7   Financial Statements; SEC Reports..............................................................................   25
    5.8   Absence of Certain Changes or Events...........................................................................   26
    5.9   BancorpSouth Information.......................................................................................   26
    5.10  Approvals......................................................................................................   26

ARTICLE VI COVENANTS RELATING TO CONDUCT OF BUSINESS.....................................................................   26
    6.1   Covenants of ASB Bancorp.......................................................................................   26
    6.2   Covenants of BancorpSouth......................................................................................   29

ARTICLE VII  ADDITIONAL AGREEMENTS.......................................................................................   29
    7.1   Regulatory Matters.............................................................................................   29
    7.2   Access to Information..........................................................................................   30
    7.3   Shareholder Meeting............................................................................................   31
    7.4   Legal Conditions to Merger.....................................................................................   31
    7.5   Affiliates.....................................................................................................   31
    7.6   NYSE Listing...................................................................................................   31
    7.7   Employee Benefit Plans; Existing Agreements....................................................................   31
    7.8   Consents and Approvals.........................................................................................   32
    7.9   Additional Agreements..........................................................................................   32
    7.10  Reasonable Best Efforts........................................................................................   32
    7.11  Tax-Free Qualification.........................................................................................   32
    7.12  National Independence Trust Company............................................................................   32
    7.13  Indemnification of ASB Bancorp Directors and Officers..........................................................   32

ARTICLE VIII CONDITIONS PRECEDENT........................................................................................   33
    8.1   Conditions to Each Party's Obligation To Effect the Merger.....................................................   33
    8.2   Conditions to Obligations of BancorpSouth......................................................................   34
    8.3   Conditions to Obligations of ASB Bancorp.......................................................................   35

ARTICLE IX TERMINATION AND AMENDMENT.....................................................................................   36
    9.1   Termination....................................................................................................   36
    9.2   Effect of Termination..........................................................................................   36

    9.3   Amendment......................................................................................................   37
    9.4   Extension; Waiver..............................................................................................   37

ARTICLE X  GENERAL PROVISIONS............................................................................................   37
    10.1  Closing........................................................................................................   37
    10.2  Nonsurvival of Representations, Warranties and Agreements......................................................   37
    10.3  Expenses.......................................................................................................   37
    10.4  Notices........................................................................................................   37
    10.5  Interpretation.................................................................................................   38
    10.6  Defined Terms..................................................................................................   39
    10.7  Counterparts...................................................................................................   39
    10.8  Entire Agreement...............................................................................................   39
    10.9  Governing Law..................................................................................................   39
    10.10 Enforcement of Agreement.......................................................................................   39
    10.11 Severability...................................................................................................   39
    10.12 Publicity......................................................................................................   39
    10.13 Assignment; Third Party Beneficiaries..........................................................................   40

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of August 9, 2005 ("Agreement"), by and among BANCORPSOUTH, INC., a Mississippi corporation ("BancorpSouth"), BANCORPSOUTH BANK, a Mississippi banking corporation ("BancorpSouth Bank"), AMERICAN STATE BANK CORPORATION, an Arkansas corporation ("ASB Bancorp," and collectively with BancorpSouth, the "Holding Companies"), and AMERICAN STATE BANK, an Arkansas banking corporation ("ASB Bank").

                                    RECITALS:

      WHEREAS, BancorpSouth is the parent corporation of BancorpSouth Bank;

      WHEREAS, ASB Bancorp is the sole shareholder of ASB Bank;

      WHEREAS, BancorpSouth and ASB Bancorp have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein in which
(i) ASB Bancorp will merge with and into BancorpSouth (the "Holding Company Merger") and (ii) ASB Bank will merge with and into BancorpSouth Bank (the "Bank Merger"), each subject to the terms and conditions set forth herein (the Holding Company Merger and the Bank Merger, collectively, the "Merger");

      WHEREAS, the parties intend that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder; and

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                              ARTICLE I. THE MERGER

1.1 The Merger.

      (a) Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Business Corporation Act (the "MBCA") and the Arkansas Business Corporation Act (the "ABCA"), at the Effective Time (as defined in
Section 1.2), ASB Bancorp shall merge with and into BancorpSouth. BancorpSouth shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Holding Company Merger, and shall continue its corporate existence under the laws of the State of Mississippi. The name of the Surviving Corporation shall continue to be "BancorpSouth, Inc." Upon consummation of the Holding Company Merger, the separate corporate existence of ASB Bancorp shall terminate.

      (b) Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Banking Act (the "MBA") and the Arkansas Banking Act (the "ABA"), as applicable, at the Effective Time, ASB Bank shall merge with and into BancorpSouth Bank. BancorpSouth Bank shall be the surviving banking corporation (hereinafter sometimes called the "Surviving Bank") in the Bank Merger, and shall continue its corporate existence under the laws of the State of Mississippi. The name of the Surviving Bank shall continue to be "BancorpSouth Bank." Upon consummation of the Bank Merger, the separate corporate existence of ASB Bank shall terminate.

1.2 Effective Time.

      (a) The Holding Company Merger shall become effective as set forth in the articles of merger (the "Holding Company Articles of Merger") which shall be filed on the Closing Date (as defined in Section 10.1) with the Secretary of State of the State of Mississippi (the "Mississippi Secretary") and the Secretary of State of the State of Arkansas (the "Arkansas Secretary") with respect to the Holding Company Merger.

      (b) The Bank Merger shall become effective as set forth in the articles of merger (the "Bank Articles of Merger," and together with the Holding Company Articles of Merger, the "Articles of Merger") which shall be filed on the Closing Date (as defined in Section 10.1) with the Mississippi Department of Banking and Consumer Finance (the "Mississippi Department"), the Arkansas State Bank Department (the "Arkansas Department"), but shall occur immediately after the Holding Company Merger.

      (c) The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

1.3 Effects of the Merger.

      (a) At and after the Effective Time, the Holding Company Merger shall have the effects set forth in Section 79-4-11.06 of the MBCA and Section 4-26-1006 of the ABCA.

      (b) At and after the Effective Time, the Bank Merger shall have the effects set forth in, as applicable, Section 81-5-85 of the MBA and Section 23-48-505 of the ABA.

1.4 Conversion of ASB Bancorp Common Stock.

      (a) At the Effective Time, each share of the common stock, $0.01 par value per share, of ASB Bancorp (the "ASB Bancorp Common Stock") issued and outstanding immediately prior to the Effective Time (other than ASB Bancorp Dissenting Shares (as defined below) and shares of ASB Bancorp Common Stock held directly or indirectly by BancorpSouth or ASB Bancorp or any of their respective Subsidiaries as defined in Section 3.2(d) hereof (as adjusted below), other than Trust Account Shares and DPC shares as such terms are defined in this Section below) shall be converted, at the election of the holder thereof, into the right to receive the following, without interest:

      (i) for each share of ASB Bancorp Common Stock (other than ASB Dissenting Shares) with respect to which an election to receive cash has been made (a "Cash Election"), the right to receive in cash an amount equal to $93.9226 (the "Cash Consideration", and collectively, the "Cash Election Shares");

      (ii) for each share of ASB Bancorp Common Stock with respect to which an election to receive common stock, par value $2.50 per share, of BancorpSouth (the "BancorpSouth Common Stock") together with the number of BancorpSouth Rights (as defined in Section 5.2 hereof) associated therewith, has been made (a "Stock Election"), the right to receive from BancorpSouth the number of shares of BancorpSouth Common Stock as is equal to the Exchange Ratio (as defined in Section 1.4(b)) (the "Stock Consideration", and collectively, the "Stock Election Shares");

      (iii) Holders of more than one share of ASB Bancorp Common Stock may elect a combination of both cash and shares of BancorpSouth Common Stock (with such election referred to as a "Mixed Election"). For purposes of this Agreement, Cash Consideration, Stock Consideration and any combination thereof shall be collectively referred to herein as "Merger Consideration"; and

      (iv) for each share of ASB Bancorp Common Stock other than ASB Bancorp Dissenters' Shares and shares as to which a Cash Election or a Stock Election has been effectively made (collectively, "Non-Election Shares"), the right to receive from BancorpSouth such Stock Consideration and/or Cash Consideration as is determined in accordance with Section 1.4(d).

      (b) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

      (i) "Aggregate BancorpSouth Share Amount" shall be a number of shares of BancorpSouth Common Stock calculated by multiplying (x) 0.50 by (y) the product of the total number of then outstanding shares of ASB Common Stock multiplied by the Exchange Ratio.

      (ii) "Aggregate Cash Election Amount" means the amount calculated by multiplying the Cash Consideration by the sum of (x) the aggregate number of Cash Election Shares and (y) the aggregate number of Non-Election Shares being converted into the right to receive the Cash Consideration.

      (iii) "Average BancorpSouth Common Stock Price" means the average of the closing price per share of BancorpSouth Common Stock on the New York Stock Exchange (the "NYSE") at the end of the regular session as reported on the Consolidated Tape, Network A, for the ten consecutive trading days ending on the fifth trading day immediately preceding the day upon which the Shareholders of ASB Common Stock shall meet to approve the transactions herein.

      (iv) "Exchange Ratio" shall be equal (rounded to the nearest ten-thousandth) to (x) 4.3537, if the Average BancorpSouth Common Stock Price is less than or equal to $21.5729, (y) 3.7462, if the Average BancorpSouth Common Stock Price is greater than or equal to $25.0712, or (z) if the Average BancorpSouth Common Stock Price is between $21.5729 and $25.0712, the result obtained by dividing $93.9226 by the Average BancorpSouth Common Stock Price.

      (c) Subject to Section 1.6, the total number of shares of ASB Bancorp Common Stock to be converted into Stock Consideration (the "Stock Conversion Number") shall be equal to the quotient obtained by dividing (x) the Aggregate BancorpSouth Share Amount by (y) the Exchange Ratio. All of the other shares of ASB Bancorp Common Stock shall be converted into Cash Consideration (in each case, excluding shares of ASB Bancorp Common Stock to be cancelled pursuant to Subsection (e) below).

      (d) As promptly as possible after the Election Deadline (as defined below), BancorpSouth shall cause the Exchange Agent (as defined in Section 2.1) to effect the allocation among holders of ASB Bancorp Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

      (i) If the aggregate number of shares of ASB Bancorp Common Stock with respect to which Stock Elections shall have been made (the "Stock Election Number") exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof will be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration; and

      (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

      (A) If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

      (B) If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration and Cash Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by
      (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

      (e) At the Effective Time, all shares of ASB Bancorp Common Stock that are owned directly or indirectly by BancorpSouth or ASB Bancorp or any of their respective Subsidiaries, other than shares of ASB Bancorp Common Stock (i) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of BancorpSouth Common Stock which are similarly held, whether held directly or indirectly by BancorpSouth or ASB Bancorp, as the case may be, being referred to herein as "Trust Account Shares") and (ii) held by BancorpSouth or ASB Bancorp or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of ASB Bancorp Common Stock, and shares of BancorpSouth Common Stock which are similarly held, whether held directly or indirectly by BancorpSouth or ASB Bancorp, being referred to herein as "DPC Shares"), shall be canceled and shall cease to exist, and no stock of BancorpSouth or other consideration shall be delivered in exchange therefor. All shares of BancorpSouth Common Stock that are owned by ASB Bancorp or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of BancorpSouth.

      (f) Each share of ASB Bancorp Common Stock converted into BancorpSouth Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of ASB Bancorp Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of BancorpSouth Common Stock into which such share is convertible pursuant to Section 1.4(a) and (ii) the cash in lieu of fractional shares into which the shares of ASB BANCORP Common Stock represented by such Certificate have been converted pursuant to Section 1.4(a) and Section 2.2(e) hereof, and
(iii) Cash Consideration pursuant to Section 1.4(a) hereof. Certificates previously representing shares of ASB Bancorp Common Stock shall be exchanged for certificates representing whole shares of BancorpSouth Common Stock and cash in lieu of fractional shares issued in consideration therefor and

Cash Consideration upon the surrender of such Certificates in accordance with
Section 2.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the shares of BancorpSouth Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period (any such event, an "Anti-Dilution Event"), the Exchange Ratio and the Merger Consideration shall be adjusted to result in the same aggregate consideration being delivered to ASB Bancorp's shareholders as would have been received had such Anti-Dilution Event not occurred.

      (g) Notwithstanding anything in this Agreement to the contrary, shares of ASB Bancorp Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Sections 4-27-1323, et. seq. of the ABCA ("ASB Bancorp Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, Merger Consideration or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such ASB Bancorp Dissenting Shares in accordance with the provisions of Sections of the ABCA; provided, however, that (i) if any holder of ASB Bancorp Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Sections 4-27-1323, et. sec. of the ABCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of ASB Bancorp Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, Stock Consideration and/or cash in lieu of fractional shares and/or Cash Consideration, without any interest thereon, as provided in Sections 1.4(a) and 1.4(c) and Article II hereof.

      (h) At the Effective Time, all shares of ASB Bank common stock shall be canceled and shall cease to exist and no stock of BancorpSouth or BancorpSouth Bank or other consideration shall be delivered in exchange therefor.

1.5 Stock Options. Immediately prior to the Effective Time, each option to purchase shares of ASB Bancorp Common Stock (the "ASB Options") granted to any person (each an "Option Holder") outstanding and unexercised immediately prior thereto, including those options granted under the Amended and Restated Stock Option Agreements by and between ASB Bancorp and Frank Oldham, Steve Gramling, David Dudley and Judy Dacus dated December 30, 2002 and referenced in the employment agreements for such executives, shall be automatically exercised through the cashless exercise arrangement described in this Section 1.5. Upon exercise of the ASB Options, each Option Holder will receive a number of whole and fractional shares of ASB Bancorp Common Stock equal to the aggregate spread value (i.e., the excess of the Cash Consideration over the exercise price) of such Option Holder's options divided by the Cash Consideration. Following such cashless exercise, the Option Holders shall be entitled to the conversion rights described in Section 1.4 with respect to the shares of ASB Bancorp Common Stock received upon such option exercise. Upon the Effective Time, any unexercised ASB Options shall not be exchanged for options to purchase BXS Common Stock or any other right to receive BXS Common Stock.

1.6 Tax Matters. Notwithstanding any other provision contained in this Agreement, it is intended that the Holding Company Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

      (a) In order that the Holding Company Merger will not fail to satisfy the continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, if the aggregate value of the shares of BancorpSouth Common Stock to be issued in connection with the Holding Company Merger, based upon the closing price per share of BancorpSouth Common Stock on NYSE at the end of the regular session as reported on the Consolidated Tape, Network A, for the trading day immediately prior to the Effective Time (the "Aggregate BancorpSouth Share Value Consideration"), would be less than 45% of the sum of (i) the Aggregate BancorpSouth Share Value Consideration and (ii) the Aggregate Cash Value Consideration (as defined below), then BancorpSouth may, in its sole discretion, increase the Stock Consideration and decrease the Cash Consideration so that, after such adjustment, the aggregate value of the shares of BancorpSouth Common Stock to be issued to the holders of ASB Bancorp Common Stock in connection with the Holding Company Merger, as determined based upon the closing price per share of BancorpSouth Common Stock on NYSE at the end of the regular session as reported on the Consolidated Tape, Network A, for the trading day immediately prior to the Effective Time, is at least 45% of the sum of (i) the aggregate value of the shares of BancorpSouth Common Stock to be issued to the holders of ASB Bancorp Common Stock in connection with the Holding Company Merger, as determined based upon the closing price per share of BancorpSouth Common Stock on NYSE at the end of the regular session as reported on the Consolidated Tape, Network A, for the trading day immediately prior to the Effective Time, and (ii) the Aggregate Cash Value Consideration. In the event that the Stock Consideration and Cash Consideration are adjusted as provided for in this
Section 1.6(a), all references in this Agreement to the "Stock Consideration" and the "Cash Consideration" shall refer to the Stock Consideration and Cash Consideration as adjusted in this Section 1.6(a). For purposes of this Agreement, the "Aggregate Cash Value Consideration" shall be an amount, as determined by BancorpSouth, equal to the sum of (A) Aggregate Cash Election Amount, (B) the product of the number of ASB Bancorp Dissenting Shares (except to the extent that the holder of such ASB Bancorp Dissenting Shares, as of the Closing Date, has effectively withdrawn or lost his right to dissent from the Merger under the ABCA) and the Cash Consideration, (C) the amount of cash to be issued to holders of ASB Bancorp Common Stock in lieu of fractional shares of BancorpSouth Common Stock and (D) any other amounts received by a holder of ASB Bancorp Common Stock prior to the Merger, either in a redemption of ASB Bancorp stock or in a distribution with respect to ASB Bancorp stock (but only to the extent such amount is treated as other property or money received in the exchange for purposes of Section 356 of the Code, or would be so treated if the ASB Bancorp shareholder also had received stock of BancorpSouth in exchange for stock owned by the shareholder in ASB Bancorp).

      (b) The parties agree that BancorpSouth may at any time change the method of effecting the combination of BancorpSouth and ASB Bancorp or the Bank Merger, including, without limitation, by merging ASB Bancorp with a direct wholly-owned subsidiary of BancorpSouth, and ASB Bancorp shall cooperate in such efforts, including by entering into an appropriate amendment to this Agreement (to the extent such amendment only changes the method of effecting the business combination and does not substantively affect this Agreement or the rights and obligations of the parties or their respective shareholders hereunder); provided, however, that any such subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement, and that any such change shall not (i) alter or change the kind or amount of Merger Consideration to be provided to holders of ASB Bancorp Common Stock as provided for in this Agreement, (ii) adversely affect the rights of holders of ASB Bancorp Options (hereinafter defined) or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

1.7 BancorpSouth Common Stock. Except for shares of BancorpSouth Common Stock owned by ASB Bancorp or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into authorized but unissued stock of BancorpSouth as contemplated by Section 1.4 hereof, the shares of BancorpSouth Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

1.8 Articles of Incorporation. At the Effective Time, the Amended and Restated Articles of Incorporation of BancorpSouth, as in effect at the Effective Time, shall be the articles of incorporation of the Surviving Corporation. At the Effective Time, the Amended and Restated Articles of Association of BancorpSouth Bank, as in effect at the Effective Time, shall be the articles of association of the Surviving Bank.

1.9 Bylaws. At the Effective Time, the Bylaws of BancorpSouth, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law and the articles of incorporation of the Surviving Corporation. At the Effective Time, the Bylaws of BancorpSouth Bank, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Bank until thereafter amended in accordance with applicable law and the articles of association of the Surviving Bank.

1.10 Directors and Officers. The directors and officers of BancorpSouth immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The directors and officers of BancorpSouth Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the articles of association and bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

                         ARTICLE II. EXCHANGE OF SHARES

2.1 BancorpSouth to Make Shares and Cash Available. At or prior to the Effective Time, BancorpSouth shall deposit, or shall cause to be deposited, with SunTrust Bank, Atlanta, N.A. or another bank or trust company (the "Exchange Agent") selected by BancorpSouth and reasonably satisfactory to ASB Bancorp, for the benefit of the holders of Certificates, for exchange in accordance with this
Article II, the Cash Consideration, certificates representing the shares of BancorpSouth Common Stock constituting the Stock Consideration and the cash in lieu of fractional shares (such cash and certificates for shares of BancorpSouth Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to
Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of ASB Bancorp Common Stock.

2.2 Exchange of Shares; Payment of Cash Consideration.

      (a) At the time of the mailing of the Proxy Statement and Prospectus described in Section 7.1 hereof, BancorpSouth will cause the Exchange Agent to send to each holder of record of shares of ASB Bancorp Common Stock on the record date for the meeting of the shareholders of ASB Bancorp a letter of transmittal and cash election form (collectively, the "Election Form") and other appropriate materials providing for such holder, subject to the provisions of
Section 1.4 hereof, to make a Stock Election, Cash Election, Mixed Election, or No Election. As of the Election Deadline (as defined below), any shares of ASB Bancorp Common Stock with respect to which there shall not have been such election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No Election Shares.

            (i) Any Cash Election, Stock Election or Mixed Election shall have been validly made only if the Exchange Agent shall have received an Election Form properly completed by 5:00 p.m., Central Time, on the second business day immediately preceding the meeting of shareholders of ASB Bancorp described in
Section 7.1 hereof (the "Election Deadline"). An election by a holder of shares of ASB Bancorp Common Stock shall be validly made only if the Exchange Agent shall have received an Election Form properly completed and executed (with the signature or signatures thereon guaranteed if required by the Election Form) by such holder of shares of ASB Bancorp Common Stock. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and, if required by BancorpSouth, indemnification regarding the loss or destruction of such

Certificates or the guaranteed delivery of such Certificates) representing all shares of ASB Bancorp Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. BancorpSouth shall have the right to make reasonable determinations and to establish reasonable procedures (not inconsistent with the terms of this Agreement) in guiding the Exchange Agent in its determination as to the validity of Election Forms and of any revision, revocation or withdrawal thereof.

            (ii) Two or more holders of shares of ASB Bancorp Common Stock who are determined to constructively own shares owned by each other by virtue of
Section 318(a) of the Code and who so certify to BancorpSouth's satisfaction, and any single holder of shares of ASB Bancorp Common Stock who holds such shares in two or more different names and who so certifies to BancorpSouth's satisfaction, may submit a joint Election Form covering the aggregate shares of ASB Bancorp Common Stock owned by all such holders or by such single holder, as the case may be. For all purposes of this Agreement, each such group of holders which, and each such single holder who, submits a joint Election Form shall be treated as a single holder of shares of ASB Bancorp Common Stock.

            (iii) Each holder of record of shares of ASB Bancorp Common Stock who holds such shares as nominee, trustee or in other representative capacities (each, a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all shares of ASB Bancorp Common Stock held by that Representative for a particular beneficial owner.

            (iv) Any holder of shares of ASB Bancorp Common Stock who has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline. Any holder of shares of ASB Bancorp Common Stock may at any time prior to the Election Deadline revoke such holder's election by written notice to the Exchange Agent received at any time prior to the Election Deadline.

      (b) As soon as practicable after the Election Deadline (the "Allocation Date"), the Exchange Agent shall effectuate the allocation among the holders of shares of ASB Bancorp Common Stock of rights to receive the Stock Consideration, the Cash Consideration or a combination of both the Stock Consideration and the Cash Consideration in the Merger in accordance with the terms of this Section. As more fully set forth in Section 1.4 above, the aggregate number of shares of ASB Bancorp Common Stock to be converted in the Merger into the right to receive Cash Consideration may not exceed 50.0% of the outstanding shares of ASB Bancorp Common Stock, and the aggregate number of shares of ASB Bancorp Common Stock to be converted in the Merger into the right to receive Stock Consideration may not exceed 50.0% of the total number of outstanding shares of ASB Bancorp Common Stock.

      (c) No dividends or other distributions declared after the Effective Time with respect to BancorpSouth Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of BancorpSouth Common Stock represented by such Certificate.

      (d) If any certificate representing shares of BancorpSouth Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of BancorpSouth Common

Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      (e) After the Effective Time, there shall be no transfers on the stock transfer books of ASB Bancorp of the shares of ASB Bancorp Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of BancorpSouth Common Stock as provided in this Article II.

      (f) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of BancorpSouth Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to BancorpSouth Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of BancorpSouth. In lieu of the issuance of any such fractional share, BancorpSouth shall pay to each former shareholder of ASB Bancorp who otherwise would be entitled to receive a fractional share of BancorpSouth Common Stock an amount in cash equal to the product of (x) the closing price per share of BancorpSouth Common Stock on NYSE at the end of the regular session as reported on the Consolidated Tape, Network A, for the trading day immediately prior to the Effective Time and (y) the fraction of a share of BancorpSouth Common Stock which such holder would otherwise be entitled to receive pursuant to Article I hereof.

      (g) Any portion of the Exchange Fund that remains unclaimed by the shareholders of ASB Bancorp for 12 months after the Effective Time shall be paid to BancorpSouth. Any shareholders of ASB Bancorp who have not theretofore complied with this Article II shall thereafter look only to BancorpSouth for payment of their portion of the Cash Consideration and their shares of BancorpSouth Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on BancorpSouth Common Stock deliverable in respect of each share of ASB Bancorp Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of BancorpSouth, ASB Bancorp, the Exchange Agent or any other person shall be liable to any former holder of shares of ASB Bancorp Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by BancorpSouth, the posting by such person of a bond in such amount as is customarily required by BancorpSouth and Exchange Agent for other shareholders of BancorpSouth as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of BancorpSouth Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                ARTICLE III. DISCLOSURE SCHEDULES; STANDARDS FOR
                         REPRESENTATIONS AND WARRANTIES

3.1 Disclosure Schedules. On or prior to the date hereof, each of BancorpSouth and ASB Bancorp has delivered to the other party a schedule (in the case of ASB Bancorp, the "ASB Bancorp Disclosure Schedule," and in the case of BancorpSouth, the "BancorpSouth Disclosure Schedule," and, generally, a "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article IV, in the case of ASB Bancorp, or Article V, in the case of BancorpSouth, or to one or more of such party's covenants contained in Article VI; provided, however, that the mere inclusion of an item in a Disclosure

Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or could be reasonably expected to have a Material Adverse Effect (as defined in Section 3.2 below) with respect to either ASB Bancorp or BancorpSouth, respectively.

3.2 Standards.

      (a) As used in this Agreement, the term "Material Adverse Effect" means, with respect to ASB Bancorp, an event affecting or a change with respect to ASB Bancorp or its Subsidiaries which, (i) individually or in the aggregate has resulted or is reasonably expected by BancorpSouth, to result in losses, damages, liabilities, costs, expenses, judgments or fines in an amount of $750,000 or greater; or (ii) is materially adverse to (A) the business, condition, assets, properties, rights, prospects or results of operations of ASB Bancorp and its Subsidiaries or (B) the ability of ASB Bancorp and its Subsidiaries to consummate the transactions contemplated hereby; provided that, for purposes of clauses (i) and (ii), Material Adverse Effect shall specifically exclude any adverse effect attributable to or resulting from (1) any change in banking laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (2) any change in generally accepted accounting principles ("GAAP") or regulatory accounting principles applicable to banks or their holding companies generally, (3) any action or omission of ASB Bancorp or any Subsidiary of ASB Bancorp taken with the express prior written consent of BancorpSouth, (4) any out of pocket expenses incurred by ASB Bancorp where such expenses are contemplated by or reasonably incurred in connection with this Agreement or the transactions contemplated hereby, or (5) any changes in general economic conditions or changes affecting the banking industry generally, including adverse changes in the banking or financial markets (provided such changes do not affect ASB Bancorp in a disproportionate manner).

      (b) As used in this Agreement, the term "Material Adverse Effect" means, with respect to BancorpSouth, a material adverse effect on (i) the business, condition, assets, properties, rights, prospects or results of operations of BancorpSouth and its Subsidiaries taken as a whole or (ii) the ability of BancorpSouth and its Subsidiaries to consummate the transactions contemplated hereby; provided that Material Adverse Effect shall specifically exclude any adverse effect attributable to or resulting from (A) any change in banking laws, rules or regulations of general applicability, (B) any change in GAAP or regulatory accounting principles applicable to banks or their holding companies generally or interpretations thereof by courts or governmental authorities, (C) any action or omission of BancorpSouth or any Subsidiary of BancorpSouth taken with the express prior written consent of ASB Bancorp, (D) any expenses incurred by BancorpSouth where such expenses are contemplated by or reasonably incurred in connection with this Agreement or the transactions contemplated hereby, or
(E) any changes in general economic conditions or changes affecting the banking industry generally, including adverse changes in the banking or financial markets (provided such changes do not affect BancorpSouth in a disproportionate manner). Changes in the market price of BancorpSouth Common Stock shall not be considered Material Adverse Effects or otherwise considered a material change or circumstance for any purpose.

      (c) As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership, limited liability company or other person, entity or organization, whether incorporated or unincorporated, with respect to which such party owns, directly or indirectly, 50% or more of the equity or ownership interests, or an amount of voting securities or ownership interests sufficient to elect at least a majority of its board of directors or other governing body.

            ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF ASB BANCORP

      ASB Bancorp hereby represents and warrants to BancorpSouth as follows:

4.1 Corporate Organization.

      (a) ASB Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas. ASB Bancorp has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. ASB Bancorp is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where failure to obtain such license or qualification would not have a Material Adverse Effect on ASB Bancorp. ASB Bancorp is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Charter and Bylaws of ASB Bancorp, copies of which have previously been provided to BancorpSouth, are true and correct copies of such documents as currently in effect. ASB Bancorp has no Subsidiaries other than ASB Bank, American State Trust I, Inc. ("ASB Trust") and American State Trust and Financial Services, Inc. ("ASB Financial"). ASB Bancorp does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly (other than as set forth in
Section 4.1(a) of the ASB Bancorp Disclosure Schedule), any shares of capital stock or any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

      (b) ASB Bank is a Arkansas state bank duly organized, validly existing and in good standing under the laws of the State of Arkansas. The deposit accounts of ASB Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund (the "BIF") to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. ASB Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. ASB Bank is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where failure to obtain such license or qualification would not have a Material Adverse Effect on ASB Bank. The Charter and Bylaws of ASB Bank, copies of which have previously been provided to BancorpSouth, are true and correct copies of such documents as currently in effect. ASB Bank has no Subsidiaries and does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

      (c) ASB Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas. ASB Financial has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. ASB Financial is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where failure to obtain such license or qualification would not have a Material Adverse Effect on ASB Bancorp. The governing documents of ASB Financial, copies of which have previously been provided to BancorpSouth, are true and correct copies of such documents as currently in effect. ASB Financial has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

      (d) ASB Trust is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas. ASB Trust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. ASB Trust is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where failure to obtain such license or qualification would not have a Material Adverse Effect on ASB Bancorp. The governing documents of ASB Trust, copies of which have previously been provided to BancorpSouth, are true and correct copies of such documents as currently in effect. ASB Trust has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

      (e) The minute books of ASB Bancorp and each of its direct and indirect Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

4.2 Capitalization.

      (a) The authorized capital stock of ASB Bancorp consists of 1,250,000 shares of ASB Bancorp Common Stock, $0.01 par value. There are 472,266 shares of ASB Bancorp Common Stock issued and outstanding and 0 shares of ASB Bancorp Common Stock held by ASB Bancorp as treasury stock. There are no shares of ASB Bancorp Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of ASB Bancorp Common Stock have been duly authorized and validly issued and are fully paid, nonassessable, and were issued in compliance with and are currently free of all preemptive rights, with no personal liability attaching to the ownership thereof. Except for options to be outstanding to purchase a total of 106,260 shares of ASB Bancorp Common Stock (the "Options"), ASB Bancorp does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of ASB Bancorp Common Stock or ASB Bancorp Preferred Stock or any other equity security or capital stock of ASB Bancorp or any securities representing the right to purchase or otherwise receive any shares of ASB Bancorp Common Stock or any other equity security or capital stock of ASB Bancorp. Upon the cashless exercise of the Options pursuant to Section 1.5 herein, the Option Holders will receive a total of 60,088 shares of ASB Bancorp Common Stock in the aggregate, so that the total number of shares of ASB Bancorp Common Stock outstanding as of the Effective Time shall be 532,354. Set forth in
Section 4.2(a) of the ASB Bancorp Disclosure Schedule is a complete and correct list, for each of the Options, of the names of the optionees, the date of grant, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised.

      (b) The authorized capital stock of ASB Bank consists of 4,000 shares of Bank Common Stock, $25.00 par value. Except as set forth in Section 4.2(b) of the ASB Bancorp Disclosure Schedule, ASB Bancorp owns, directly or indirectly, all of the issued and outstanding shares of the capital stock, membership interests or other equity securities of each of ASB Bancorp's Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares, membership interests or other equity interests are duly authorized and validly issued and are fully paid, nonassessable (except as otherwise provided by applicable federal law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. ASB Bancorp's Subsidiaries are not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of any of ASB Bancorp's Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any of ASB Bancorp's Subsidiaries. There are no outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which ASB Bancorp or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock, membership interests or other equity securities of any of ASB Bancorp's Subsidiaries.

4.3 Authority; No Violation.

      (a) ASB Bancorp has full corporate power and authority to execute and deliver this Agreement and, upon the receipt of requisite approval by the shareholders of ASB Bancorp of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of ASB Bancorp and the Board of Directors of ASB Bank. The Board of Directors of ASB Bancorp has directed that this Agreement and the transactions contemplated hereby be submitted to ASB Bancorp's shareholders for approval at a meeting of such shareholders. ASB Bancorp has approved this Agreement and the transactions contemplated hereby, and the Board of Directors of ASB Bancorp has directed officers of ASB Bancorp to so approve this Agreement and the transactions contemplated herein in its capacity as the sole shareholder of ASB Bank. Except for the adoption of this Agreement by the requisite vote of ASB Bancorp's shareholders, no other proceedings on the part of ASB Bancorp or its Subsidiaries are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ASB Bancorp, and this Agreement constitutes a valid and binding obligation of ASB Bancorp, enforceable against ASB Bancorp in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

      (b) Neither the execution and delivery of this Agreement, nor the consummation by ASB Bancorp of the transactions contemplated hereby, nor compliance by ASB Bancorp with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Charter or Bylaws of ASB Bancorp or the articles of incorporation, bylaws or similar governing documents of any of ASB Bancorp's Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to ASB Bancorp or any of its Subsidiaries, or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of ASB Bancorp or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which ASB Bancorp or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected unless, with respect to (ii) above, such violation, conflict, or breach would not have a Material Adverse Effect on ASB Bancorp.

4.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the FDIC, the Federal Trade Commission (the "FTC") and the Department of Justice ("DoJ"), and approval of such applications and notices, (b) the filing of such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with, and declaration of effectiveness by, the United States Securities and Exchange Commission ("SEC") of a registration statement on Form S-4 (such registration statement and any post-effective amendment thereto relating to this transaction, or any other registration statement on Form S-4 used in connection with the Merger, the "S-4") in which will be included as a prospectus a definitive proxy statement relating to the meeting of shareholders of ASB Bancorp to be held in connection with this Agreement and the transactions contemplated herein (the "Proxy Statement"), (d) the approval of this Agreement by the requisite vote of the shareholders of ASB Bancorp, (e) the filing of the Articles of Merger with, as applicable, the Mississippi Secretary, the Arkansas Secretary, the Mississippi Department and the Arkansas Department and (f) approval for listing of BancorpSouth Common Stock to be issued in the Merger on the NYSE, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (i) the execution and delivery by ASB Bancorp of this Agreement and (ii) the consummation by ASB Bancorp and its Subsidiaries of the Merger and the other transactions contemplated hereby.

4.5 Reports. ASB Bancorp and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1998 with (i) the Federal Reserve Board, (ii) the FDIC, (iii) any Federal Reserve Bank, (iv) any state banking commissions, including without limitation the Arkansas Department or any other state regulatory authority (each a "State Regulator") and (v) any self-regulatory organization (collectively, the "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of ASB Bancorp and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of ASB Bancorp, investigation into the business or operations of ASB Bancorp or any of its Subsidiaries since December 31, 1998. There is no unresolved outstanding violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of ASB Bancorp or any of its Subsidiaries.

4.6 Financial Statements.

      (a) The audited consolidated financial statements of ASB Bancorp and its Subsidiaries for the fiscal years ended December 31, 2004, 2003 and 2002, and the unaudited financial statements of ASB Bancorp for the three-month period ended December 31, 2004 (collectively, the "ASB Bancorp Financial Statements"), including consolidated statements of condition, statements of earnings, changes in shareholders' equity and cash flows and related notes, copies of which have been previously provided to BancorpSouth, fairly present in all material respects the consolidated financial position of ASB Bancorp and its Subsidiaries as of the respective dates thereof, and fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and consolidated financial position of ASB Bancorp and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such ASB Bancorp Financial Statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The books and records of ASB Bancorp and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

      (b) Neither ASB Bancorp nor any of its Subsidiaries (or any of its or their assets) are subject to any liability or obligation whatsoever, whether absolute, accrued, contingent, known, unknown, matured or unmatured, that is not reflected and adequately reserved against in the most recent balance sheet included in the ASB Bancorp Financial Statements.

4.7 Broker's Fees. Except for consulting fees to be paid to Stephens, Inc. by ASB Bancorp (the "Stephens Payment"), neither ASB Bancorp nor any of its Subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

4.8 Absence of Certain Changes or Events.

      (a) Except as set forth in Section 4.8(a) of the ASB Bancorp Disclosure Schedule, since December 31, 2004, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to ASB Bancorp.

      (b) Except as set forth in Section 4.8(b) of the ASB Bancorp Disclosure Schedule, since December 31, 2004, ASB Bancorp and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

      (c) Section 4.8(c) of the ASB Bancorp Disclosure Schedule sets forth a true and correct list of all stock options granted since December 31, 2004. Since December 31, 2004, except as set forth in Section 4.8(c) of the ASB Bancorp Disclosure Schedule, neither ASB Bancorp nor any of its Subsidiaries has increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2004, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus (except for salary increases and bonus payments made in cash and in the ordinary course of business consistent with past practices) or granted any stock option.

4.9 Legal Proceedings. Section 4.9 of the ASB Bancorp Disclosure Schedule lists all pending or, to ASB Bancorp's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against ASB Bancorp or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, other than regularly scheduled examinations and similar routine investigations made by bank regulatory officials in the course of their supervision of ASB Bancorp or any of its Subsidiaries. Neither ASB Bancorp nor any of its Subsidiaries is a party to any, and there are no pending or, to ASB Bancorp's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against ASB Bancorp or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, other than regularly scheduled examinations and similar routine investigations made by bank regulatory officials in the course of their supervision of ASB Bancorp or any of its Subsidiaries, which has had, or could reasonably be expected to have, a Material Adverse Effect with respect to ASB Bancorp. There is no injunction, order, judgment, decree or unique regulatory restriction imposed upon ASB Bancorp, any of its Subsidiaries or the assets of ASB Bancorp or any of its Subsidiaries.

4.10 Taxes.

      (a) (i) Each of ASB Bancorp and its Subsidiaries has duly and timely filed (including applicable extensions granted) all Tax Returns (as defined in this Section below) that it was required to file, and all such Tax Returns are true, complete and accurate in all material respects; (ii) except as disclosed in
Section 4.10(a) of the ASB Bancorp Disclosure Schedule, ASB Bancorp and its Subsidiaries have timely paid all Taxes (as defined in this Section below) due and owing (whether or not shown on any Tax Return) and have adequately reserved in the financial statements of ASB Bancorp in accordance with GAAP for all Taxes (whether or not shown on any Tax Return) that have accrued but are not yet due or owing as of the dates thereof; (iii) there are no pending or, to the knowledge of ASB Bancorp, threatened audits, examinations, investigations, deficiencies, claims or other proceedings in respect of Taxes relating to ASB Bancorp or any Subsidiary of ASB Bancorp; (iv) there are no liens for Taxes upon the assets of ASB Bancorp or any Subsidiary of ASB Bancorp, other than liens for current Taxes not yet due; (v) neither ASB Bancorp nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any taxable year which have not subsequently been filed when due (pursuant to such extension), nor provided or been requested to provide any waivers of the time to assess any Taxes that are pending or outstanding; (vi) with respect to each taxable period of ASB Bancorp and its Subsidiaries, the federal and state income Tax Returns of ASB Bancorp and its Subsidiaries have either been audited by the Internal Revenue Service (the "IRS") or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review, except as disclosed in Section 4.10(a) of the ASB Bancorp Disclosure Schedule; (vii) neither ASB Bancorp nor any of its Subsidiaries (a) has ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than with a group the common parent of which was ASB Bancorp), (b) has ever been a party to any Tax sharing, indemnification or allocation agreement (other than with a group the common parent of which was ASB Bancorp), (c) has any liability for the Taxes of any person (other than ASB Bancorp or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (d) is a party to any joint venture, partnership or other arrangement that is being treated as a partnership for federal income Tax purposes; (viii) neither ASB Bancorp nor any of its Subsidiaries has been, at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code; (ix) neither ASB Bancorp nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code
(A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger; (x) ASB Bancorp and each of its Subsidiaries have withheld with respect to its Employees all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld, and have timely paid such taxes withheld over to the appropriate authorities; (xi) neither ASB Bancorp nor any of its Subsidiaries has been a party to any "reportable transaction" as defined in Treasury Regulation Section 1.6011-4(b) and (xii) no Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

      (b) For the purposes of this Agreement, "Taxes" shall mean (i) all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto and (ii) any liability for Taxes described in clause (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law). For purposes of this Agreement, "Tax Return" shall mean any return, report or similar statement (including any related or supporting information) required to be filed with respect to any Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

4.11 Employees.

      (a) Section 4.11(a) of the ASB Bancorp Disclosure Schedule sets forth a true, complete and correct list (all of which are collectively referred to as the "Employee Plans") of all "employee benefit plans" as defined by section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (collectively, "ERISA"), all specified fringe benefit plans as defined in section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit, or welfare plan, or employment, consulting, change in control, independent contractor, professional services, confidentiality, or non-competition agreement or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified), and any trust, escrow or other agreement related thereto, which
(i) is now or was for the last six (6) years maintained or contributed to by ASB Bancorp or an ERISA

Affiliate (as hereinafter defined), or (ii) with respect to which ASB Bancorp or any ERISA Affiliate has any obligations to any current or former officer, Employee, service provider, or the dependents of any thereof, regardless of whether funded, or (iii) which could result in the imposition of any liability or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise, and whether or not now due or to become due to ASB Bancorp or any ERISA Affiliate.

      (b) ASB Bancorp has heretofore provided to BancorpSouth, and with respect to each of the Employee Plans, true and correct copies of each of the following documents, as applicable: (i) the Employee Plan document, (ii) the actuarial report, if any, for such Employee Plan for each of the last three (3) years,
(iii) the most recent determination letter from the IRS for such Employee Plan,
(iv) the IRS Form 5500 annual reports for such Employee Plan for each of the last three (3) years, (v) all personnel, payroll and employment manuals and policies, and (iv) the most recent summary plan description and related summaries of material modifications.

      (c) Neither ASB Bancorp nor any ERISA Affiliate has been liable at any time for contributions to (i) a plan or program that is, or has been at any time, subject to section 412 of the Code, section 302 of ERISA and/or Title IV of ERISA, or (ii) a "multiemployer plan" (as defined in section 3(39) of ERISA).

      (d) The form and operation of all Employee Plans is in compliance with the applicable terms of ERISA, the Code, and any other applicable laws, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and the Health Insurance Portability and Accountability Act of 1996, and such Employee Plans have been operated in compliance with such laws and the written Employee Plan documents. Neither ASB Bancorp nor any fiduciary of an Employee Plan has violated the requirements of section 404 of ERISA. All required reports and descriptions of the Employee Plans (including Internal Revenue Service Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS and the United States Department of Labor (the "DOL") and distributed as required to all participants and beneficiaries, and all notices required by ERISA or the Code with respect to the Employee Plans have been appropriately given. There have been no prohibited transactions with respect to the Employee Plans. Any contributions, including salary deferrals, required to be made under the terms of any of the Employee Plans as of the Effective Date has been timely made.

      (e) Each Employee Plan that is intended to be qualified under section 401(a) of the Code has received a favorable determination letter from the IRS, and neither ASB Bancorp nor ERISA Affiliate has any knowledge of any circumstances that will or could result in revocation of any such favorable determination letter. Each trust created under any Employee Plan has been determined to be exempt from taxation under section 501(a) of the Code, and ASB Bancorp is not aware of any circumstance that will or could result in a revocation of such exemption. Each Employee Plan that is an employee welfare benefit plan (as defined in section 3(1) of ERISA) that utilizes a funding vehicle described in section 501(c)(9) of the Code or is subject to the provisions of section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under section 501(c)(9) of the Code or that the Employee Plan complies with section 505 of the Code, unless the IRS does not, as a matter of policy, issue such notification with respect to the particular type of plan. With respect to each Employee Plan, no event has occurred or condition exists that will or could give rise to a loss of any intended tax consequence or to any tax under section 511 of the Code.

      (f) There are no pending claims, lawsuits or actions relating to any Employee Plan (other than ordinary course claims for benefits) and, to the best knowledge of ASB Bancorp, none are threatened.

      (g) No written or oral representations have been made, and no Employee Plans provide, for the continuation of medical, dental, life or disability insurance coverage for any period of time beyond the earlier of (i) the end of the current plan year, or (ii) the termination of employment (except to the extent of coverage required under Title I, Part 6, of ERISA).

      (h) Except for the possibility of full vesting of Code section 401(a) plan account balances which may be necessitated by Code section 411(d)(3) in order for tax-qualified status to be retained, the consummation of the transactions contemplated by this Agreement will not accelerate the time of vesting, of payment, or increase the amount, of compensation to any Employee, officer, former Employee or former officer of ASB Bancorp or any ERISA Affiliate. Except as set forth in Section 4.11(h)(i) of the ASB Bancorp Disclosure Schedule, no wages, salaries, compensation, bonus, pension, other payment, vesting or other benefits to any employee, affiliate, officer, director or broker of ASB Bancorp or ASB Bank will be triggered by or result from the consummation of the transactions contemplated by this Agreement. ASB Bancorp and ASB Bank have provided to BancorpSouth true and correct copies of all plans, programs and arrangements (including written descriptions of any verbal plans, programs or arrangements) required to be disclosed in Section 4.11(h)(i) of the ASB Disclosure Schedule. No Employee Plan, plan, program or arrangement required to be disclosed in Section 4.11(h)(i) of the ASB Bancorp Disclosure Schedule, and no other contracts or arrangements, including without limitation those contemplated in this Agreement, provide for payments or other benefits that would be triggered by the consummation of the transactions contemplated by this Agreement that, to the knowledge of ASB Bank, ASB Bancorp and their officer, directors and managers after a full and diligent investigation and analysis, would or could reasonably be expected to subject any person to excise tax under section 4999 of the Code (i.e., "golden parachute" taxes). Section 4.11(h)(ii) of the ASB Disclosure Schedule contains the Line 1 W-2 compensation for tax years 2000 through 2004 for all individuals who will or could receive payments under any plan, program or arrangements required to be disclosed on Section 4.11(h)(i) of the ASB Bancorp Disclosure Schedule. All compensation amounts that have been paid or are payable are or will become deductible by ASB Bancorp or BancorpSouth pursuant to section 162 of the Code.

      (i) ASB Bancorp and each ERISA Affiliate have at all times complied and currently comply in all material respects with the applicable continuation requirements for their welfare benefit plans, including (1) section 4980B of the Code (as well as its predecessor provision, section 162(k) of the Code) and sections 601 through 608, inclusive, of ERISA, which provisions are hereinafter referred to collectively as "COBRA" and (2) any applicable state statutes mandating health insurance continuation coverage for employees. Section 4.11(i) of the ASB Bancorp Disclosure Schedule lists all of the former employees of ASB Bancorp or any ERISA Affiliate and their beneficiaries who have elected or are eligible to elect COBRA continuation of health insurance coverage under any Employee Plan offering health insurance or medical benefits.

      (j) Neither ASB Bancorp nor any ERISA Affiliate has incurred any liability to the DOL, the Pension Benefit Guaranty Corporation (the "PBGC") or the IRS in connection with any of the Employee Plans, and, to the best knowledge of ASB Bancorp, no condition exists that presents a risk to ASB Bancorp or any ERISA Affiliate of incurring any liability to the DOL, the PBGC or the IRS.

      (k) For the purpose of this Section 4.11, the term "ERISA Affiliate" shall mean (i) any related company or trade or business that is required to be aggregated with ASB Bancorp under Code sections 414(b), (c), (m) or (o); (ii) any other company, entity or trade or business that has adopted or has ever participated in any Employee Plan; and (iii) any predecessor or successor company or trade or business of ASB Bancorp or any entity described in 4.11(k)(i) and (k)(ii). Each of the Employee Plans, ASB Bancorp and its ERISA Affiliates have properly classified individuals providing services to ASB Bancorp as independent contractors or employees, as the case may be.

      (l) For the purpose of this Section 4.11, the term "Employee" shall be considered to include common law employees of ASB Bancorp or any ERISA Affiliate, individuals rendering personal services to ASB Bancorp or any ERISA Affiliate as independent contractors and leased employees of ASB Bancorp or any ERISA Affiliate as defined in Code section 414(n) and the regulations promulgated pursuant thereto.

      (m) No lien, security interests or other encumbrances exist with respect to any of the assets of ASB Bancorp or any ERISA Affiliate which were imposed pursuant to the terms of the Code or ERISA and, to the knowledge of ASB Bancorp, no condition exists or could occur that would result in the imposition of such liens, security interests or encumbrances arising from or relating to the Employee Plans.

      (n) As of the date hereof, (i) there is no pending or, to ASB Bancorp's knowledge, threatened employee strike, work stoppage or labor dispute, (ii) to ASB Bancorp's knowledge, no union representation question exists respecting any employees of ASB Bancorp, no demand has been made for recognition by a labor organization by or with respect to any employees of ASB Bancorp, no union organizing activities by or with respect to any employees of ASB Bancorp are taking place, and none of the employees of ASB Bancorp are represented by any labor union or organization, (iii) no collective bargaining agreement exists or is currently being negotiated by ASB Bancorp, (iv) there is no pending or threatened unfair labor practice claim against ASB Bancorp before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to ASB Bancorp's knowledge, threatened against or involving any ASB Bancorp and none has occurred and (v) there are no pending or, to ASB Bancorp's knowledge, threatened complaints or charges before any governmental entity regarding employment discrimination, safety or other employment-related charges or complaints, wage and hour claims, unemployment compensation claims, workers' compensation claims or the like. ASB Bancorp is in compliance in all material respects with all federal, state and local laws regarding employment and employment practices, terms and conditions of employment, wages and hours, labor relations, and safety and health. ASB Bancorp has complied in all material respects with all requirements of the Immigration and Reform Control Act of 1986.

      (o) Schedule 4.11(o) contains a list of all of the employees of ASB Bancorp, their current salary or wage rates, bonus and other compensation, including stock options and stock grants, benefit arrangements, accrued sick days, vacation days and holidays, period of service, department and a job title or other summary of the responsibilities of such employees. Schedule 4.11(o) also indicates whether such employees are part-time, full-time or on a leave of absence and the type of leave. All employees are employees at-will, unless otherwise specified in Schedule 4.11(o). Except as disclosed on Schedule 4.11(o), ASB Bancorp is not a party to any oral (express or implied) or written
(i) employment agreement, (ii) consulting agreement, or (iii) independent contractor agreement with any individual or entity.

      (p) ASB Bancorp is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or any other amounts required to be reimbursed to such employees (including accrued paid time off, accrued vacation, accrued sick leave and other benefits) or in the payment to the appropriate governmental authority of all required taxes, insurance, social security and withholding thereon; and as of the Effective Date, ASB Bancorp will not have an obligation or liability to any of its employees or to any governmental authority for any such matters.

4.12 ASB Bancorp Information. The information relating to ASB Bancorp and its Subsidiaries which is provided to BancorpSouth by ASB Bancorp or its representatives for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 and the Proxy Statement (except for such portions thereof that relate only to BancorpSouth or any of its Subsidiaries) will comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder.

4.13 Compliance with Applicable Law. ASB Bancorp and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to ASB Bancorp or any of its Subsidiaries, and neither ASB Bancorp nor any of its Subsidiaries has received notice, and ASB Bancorp does not know, of any violations of any of the above.

4.14 Certain Contracts.

      (a) Set forth in Section 4.14(a) of the ASB Bancorp Disclosure Schedule is a list of any contract or agreement (whether written or oral) to which ASB Bancorp or any of its Subsidiaries is a party to or bound by any contract or agreement (whether written or oral) (i) with respect to the employment of any employees, officers, directors or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from BancorpSouth, ASB Bancorp, the Surviving Corporation or any of their respective Subsidiaries to any employee, officer, director or consultant thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (iv) which is not terminable on 90 days or less notice involving the payment of more than $50,000 per annum, (v) which requires the consent of a third party with respect to the transactions contemplated by this Agreement, or (vi) which restricts the conduct of any line of business by ASB Bancorp or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this
Section 4.14(a) is referred to herein as a "ASB Bancorp Contract." ASB Bancorp has previously provided to BancorpSouth true and correct copies of each ASB Bancorp Contract.

      (b) Each ASB Bancorp Contract described in clause (iii) of Section 4.14(a) is valid and binding and in full force and effect with respect to the obligations of ASB Bancorp or its Subsidiaries and, to the knowledge of ASB Bancorp, is valid and binding and in full force and effect with respect to the obligations of the counterparties thereto. ASB Bancorp and each of its Subsidiaries has performed all obligations required to be performed by it to date under each ASB Bancorp Contract described in clause (iii) of Section 4.14(a). Except as set forth in Section 4.14(b) of the ASB Bancorp Disclosure Schedule, no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of ASB Bancorp or any of its Subsidiaries under any ASB Bancorp Contract described in clause (iii) of Section 4.14(a). No other party to any ASB Bancorp Contract described in clause (iii) of Section 4.14(a) is, to the knowledge of ASB Bancorp, in default in any respect thereunder.

4.15 Agreements with Regulatory Agencies. Neither ASB Bancorp nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, a "Regulatory Agreement") any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has ASB Bancorp or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

4.16 Business Combination Provision; Takeover Laws. ASB Bancorp, its Subsidiaries, and this Agreement and the transactions contemplated hereby, are not subject to or are exempt from the requirements of any "moratorium", "control share," "fair price" or other anti-takeover laws and regulations.

4.17 Environmental Matters.

      (a) Except as disclosed in Section 4.17(a) of the ASB Bancorp Disclosure Schedule, each of ASB Bancorp and its Subsidiaries and, to the knowledge of ASB Bancorp, each of the Participation Facilities and the Loan Properties (each as defined below), are in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

      (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of ASB Bancorp, threatened, before any Governmental Entity or other forum in which ASB Bancorp, any of its Subsidiaries, or, to the knowledge of ASB Bancorp, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or
(ii) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by ASB Bancorp or any of its Subsidiaries, any Participation Facility or any Loan Property;

      (c) To the knowledge of ASB Bancorp, during the period of (i) ASB Bancorp's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) ASB Bancorp's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(iii) ASB Bancorp's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of ASB Bancorp, prior to the period of (i) ASB Bancorp's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) ASB Bancorp's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(iii) ASB Bancorp's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

      (d) The following definitions apply for purposes of this Section 4.17: (i) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials, (ii) "Loan Property" means any property in which ASB Bancorp or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (iii) "Participation Facility" means any facility in which ASB Bancorp or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

4.18 Approvals. ASB Bancorp knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Holding Company Merger and the Bank Merger) should not be obtained.

4.19 Insurance. ASB Bancorp and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as ASB Bancorp's management reasonably has determined to be prudent in accordance with industry practices. All of such policies are in full force and effect; ASB Bancorp and its Subsidiaries are not in material default thereunder; and all claims thereunder for which a basis is known, or reasonably should be known, by ASB Bancorp have been filed in due and timely fashion.

4.20 Loan Portfolio.

      (a) Except for matters disclosed in Section 4.20 of the ASB Bancorp Disclosure Schedule, ASB Bank is not a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), under the terms of which the obligor was, as of December 31, 2004, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) as of December 31, 2004, Loan with any director, executive officer or five percent (5%) or greater shareholder of ASB Bancorp, or to the knowledge of ASB Bancorp, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.20 of the ASB Bancorp Disclosure Schedule sets forth (i) all of the Loans of ASB Bank that, as of December 31, 2004, were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of ASB Bank that, as of December 31, 2004, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of ASB Bank that, as of December 31, 2004, was classified as "Other Real Estate Owned" and the book value thereof.

      (b) Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) to the knowledge of ASB Bancorp, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.21 Property. ASB Bancorp has good and marketable title, free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests, to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the statement of financial condition of ASB Bancorp as of December 31, 2004 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, (iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement or the marketability thereof, (iv) dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business or (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which ASB Bancorp or any of its Subsidiaries as lessee leases real or personal property are valid and enforceable in accordance with their respective terms, and neither ASB Bancorp nor any of its Subsidiaries is, nor to the knowledge of ASB Bancorp, is any other party thereto, in default thereunder.

4.22 Certain Transactions.

      (a) Neither ASB Bancorp nor its Subsidiaries has provided, maintained, extended or renewed any loan or other credit that would have violated Section 13(k) of the Exchange Act.

      (b) Except as set forth in Section 4.22 of the ASB Bancorp Disclosure Schedules, neither ASB Bancorp nor its Subsidiaries are involved in any contract, commitment or transaction or other business affiliation, directly or indirectly, with any of their officers, directors, affiliates or shareholders including direct or indirect interest in the business of competitors, suppliers or customers of ASB Bancorp or its Subsidiaries.

4.23 Business and Relationships.

      (a) No customer or group of customers of ASB Bancorp or ASB Bank has, since December 31, 2004, canceled or otherwise terminated or provided any notice of intent to cancel or otherwise terminate its or their relationship with ASB Bancorp or ASB Bank, except for cancellations or terminations that would not have a Material Adverse Effect on ASB Bancorp.

      (b) ASB Bancorp or ASB Bank beneficially holds all assets, properties and rights used by ASB Bancorp or ASB Bank in the conduct of the business of ASB Bancorp and ASB Bank as conducted since December 31, 2004.

4.24 Books and Records. ASB Bancorp and ASB Bank maintain accurate books and records reflecting their assets and liabilities in accordance with GAAP and maintain proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization;
(ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of ASB Bancorp and to maintain accountability for ASB Bancorp's consolidated assets; (iii) access to ASB Bancorp's assets is permitted only in accordance with management's authorization; (iv) the reporting of the ASB Bancorp's assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

4.25 Reorganization. ASB Bancorp has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

4.26 Accuracy of Statements. Nothing contained in this Agreement, or in any information furnished or to be furnished by ASB Bancorp pursuant hereto, contains or will contain an untrue statement of material fact or an omission of a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

            ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BANCORPSOUTH

      BancorpSouth hereby represents and warrants to ASB Bancorp as follows:

5.1 Corporate Organization.

      (a) BancorpSouth is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. BancorpSouth has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. ASB Bancorp is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where failure to obtain such license or qualification would not have a Material Adverse Effect on BancorpSouth. BancorpSouth is duly registered as a financial holding company under the BHC Act and has made a financial holding company election. The Amended and Restated Articles of Incorporation and Bylaws of BancorpSouth (the "BancorpSouth Governing Documents"), copies of which have previously been made available to ASB Bancorp, are true and correct copies of such documents as in effect as of the date of this Agreement.

      (b) BancorpSouth Bank is a Mississippi state bank validly existing and in good standing. The deposit accounts of BancorpSouth Bank are insured by the FDIC through the BIF or Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. BancorpSouth Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary of BancorpSouth is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where failure to obtain such license or qualification would not have a Material Adverse Effect on BancorpSouth. The Amended and Restated Articles of Incorporation and Bylaws of BancorpSouth Bank (the "BancorpSouth Bank Governing Documents"), copies of which have previously been made available to ASB Bancorp, are true and correct copies of such documents as in effect as of the date of this Agreement.

5.2 Capitalization.

      (a) The authorized capital stock of BancorpSouth consists of 500,000,000 shares of BancorpSouth Common Stock. As of December 31, 2004, 78,256,181 shares of BancorpSouth Common Stock were issued and outstanding. As of the date of this Agreement, no shares of BancorpSouth Common Stock were reserved for issuance, except shares reserved for issuance pursuant to employee benefit plans, stock option plans and BancorpSouth's shareholder rights plan pursuant to which holders of BancorpSouth Common Stock are granted certain attached rights that are exercisable under certain circumstances (the "BancorpSouth Rights"). All of the issued and outstanding shares of BancorpSouth Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the plans and arrangements referred to above with respect to reserved shares and BancorpSouth's dividend reinvestment plan, BancorpSouth does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of BancorpSouth Common Stock or any other equity securities of BancorpSouth or any securities representing the right to purchase or otherwise receive any shares of BancorpSouth Common Stock. The shares of BancorpSouth Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

      (b) Exhibit 21 to BancorpSouth's Annual Report on Form 10-K for the year ended December 31, 2004 sets forth a true and correct list of all material Subsidiaries of BancorpSouth as of the date of this Agreement. BancorpSouth owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each such Subsidiary of BancorpSouth, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No such Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of BancorpSouth calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

5.3 Authority; No Violation.

      (a) BancorpSouth has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Other than the approval of the Board of Directors of BancorpSouth and BancorpSouth Bank, no other corporate proceedings on the part of BancorpSouth or BancorpSouth's Subsidiaries are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BancorpSouth and constitutes a valid and binding obligation of BancorpSouth, enforceable against BancorpSouth in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

      (b) Neither the execution and delivery of this Agreement by BancorpSouth, nor the consummation by BancorpSouth of the transactions contemplated hereby, nor compliance by BancorpSouth with any of the terms or provisions hereof or thereof, will (i) violate any provision of the BancorpSouth Governing Documents or the BancorpSouth Bank Governing Documents, or (ii) unless such violation, conflict or breach would not have a Material Adverse Effect on BancorpSouth and assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BancorpSouth or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of BancorpSouth or any of its Subsidiaries under, any of the terms, conditions or provisions of any material contract, as such term is defined in Regulation S-X of the SEC.

5.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act, the FDIC, the FTC, and the DoJ, and approval of such applications and notices, (b) such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with, and declaration of effectiveness by, the SEC of the S-4, (d) the filing of the Articles of Merger with the Mississippi Secretary, the Arkansas Secretary, the Mississippi Department and the Arkansas Department, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of BancorpSouth Common Stock pursuant to this Agreement, (f) approval for listing of the BancorpSouth Common Stock to be issued in the Merger on the NYSE, and (g) approval of the Board of Directors of BancorpSouth Bank, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (i) the execution and delivery by BancorpSouth of this Agreement and (ii) the consummation by BancorpSouth and BancorpSouth Bank of the Merger and the other transactions contemplated hereby.

5.5 Reports. BancorpSouth and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1998 with any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith.

5.6 Reorganization. BancorpSouth has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

5.7 Financial Statements; SEC Reports.

      (a) The consolidated financial statements of BancorpSouth and its subsidiaries (the "BancorpSouth Financial Statements"), including consolidated statements of condition, statements of earnings, changes in shareholders' equity and cash flows and related notes, included in the BancorpSouth SEC Reports (as defined in this section below) fairly present in all material respects the consolidated financial position of BancorpSouth and its Subsidiaries as of the respective date thereof, and fairly present in all material respects (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and consolidated financial position of BancorpSouth and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such BancorpSouth Financial Statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such BancorpSouth Financial Statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC Form 10-Q.

      (b) BancorpSouth's Annual Reports on Form 10-K for the fiscal years ended December 31, 2004, 2003 and 2002, and all other reports, registration statements, definitive proxy statements or information statements filed by BancorpSouth or any of its Subsidiaries subsequent to December 31, 2004 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, or under the securities regulations of the SEC, in the form filed (collectively, the "BancorpSouth SEC Reports") with the SEC as of the date filed, (i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.8 Absence of Certain Changes or Events. Except as disclosed in any BancorpSouth SEC Report filed with the SEC prior to the date of this Agreement, since December 31, 2004, BancorpSouth and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

5.9 BancorpSouth Information. The information relating to BancorpSouth and its Subsidiaries to be contained in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 and the Proxy Statement (except for such portions thereof that relate only to ASB Bancorp or any of its Subsidiaries) will comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.

5.10 Approvals. BancorpSouth knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Holding Company Merger and the Bank Merger) should not be obtained.

              ARTICLE VI. COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1 Covenants of ASB Bancorp. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior express written consent of BancorpSouth, ASB Bancorp and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the ASB Bancorp Disclosure Schedule or as otherwise contemplated by this Agreement or as expressly consented to in writing in advance by BancorpSouth, ASB Bancorp shall not, and shall not permit any of its Subsidiaries to:

      (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock during any period, other than a dividend by ASB Bancorp to shareholders of ASB Bancorp Common Stock consistent with past practice in an aggregate amount up to an amount equal to the product of (i) any cash dividends per share of BancorpSouth Common Stock declared with a record date between June 15, 2005 and the Effective Time, and (ii) the number of shares of BancorpSouth Common Stock to be distributed to the shareholders of the ASB Bancorp Common Stock pursuant to Section 1.4 hereof; provided that no such dividend shall be paid if payment thereof would violate Applicable Law;

      (b) (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in
Section 1.4(f) hereof) any shares of the capital stock of ASB Bancorp or any Subsidiary of ASB Bancorp, or any securities convertible into or exercisable for any shares of the capital stock of ASB Bancorp or any Subsidiary of ASB Bancorp,
(ii) split, combine or reclassify any shares of its capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of clauses
(ii) and (iii), for the issuance of ASB Bancorp Common Stock upon the exercise or fulfillment of rights or options issued or existing pursuant to the ASB Bancorp Options all to the extent outstanding and in existence on the date of this Agreement and in accordance with their current terms;

      (c) amend its Charter of Incorporation, Bylaws or other similar governing documents;

      (d) directly or indirectly, (i) solicit, initiate, encourage, facilitate, entertain or accept any Acquisition Proposal (as defined in this subsection below), or (ii) participate or engage in any discussions or negotiations with any person or entity other than BancorpSouth or BancorpSouth Bank relating or with respect to any Acquisition Proposal, or (iii) provide any nonpublic information to any person or entity other than BancorpSouth or BancorpSouth Bank relating or with respect to any Acquisition Proposal, or (iv) make any Acquisition Proposal to any person or entity other than BancorpSouth and BancorpSouth Bank, or (v) enter into any agreement with respect to any Acquisition Proposal, or (vi) otherwise facilitate any effort or attempt to make an Acquisition Proposal, or (vii) authorize or permit any of its officers, directors, employees, representatives or agents to do any of the foregoing; provided, however, that in response to an unsolicited, bona-fide written Acquisition Proposal, ASB Bancorp, after giving notice of such to BancorpSouth, may do the following if the Board of Directors of ASB Bancorp determines in good faith that it must do so to comply with its fiduciary duties: (i) communicate information about such Acquisition Proposal to ASB Bancorp's shareholders if required under applicable law, and (ii) authorize and permit its officers, directors, employees, representatives, investment bankers, attorneys, accountants, financial advisors, or agents to (A) participate or engage in such discussions or negotiations, or (B) provide or cause to be provided nonpublic information. ASB Bancorp will immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations previously or currently conducted with any persons or entities other than BancorpSouth and BancorpSouth Bank with respect to any Acquisition Proposal or any of the foregoing. ASB BANCORP will notify BancorpSouth immediately if any Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, ASB Bancorp, and ASB Bancorp will promptly (within 24 hours) inform BancorpSouth in writing of all of the relevant details with respect to the foregoing, including the material terms and conditions of such request or Acquisition Proposal and the identity of the person or group making such request or proposal. ASB Bancorp will keep BancorpSouth fully informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal. Notwithstanding the foregoing, ASB Bancorp must submit the Merger contemplated by this Agreement to its shareholders for approval prior to the submission of any other Acquisition Proposal. In the event this Agreement is terminated for any reason other than those contained in Sections 9.1(a), (b) or
(c) or BancorpSouth's failure to perform its obligations hereunder, after the expiration of any applicable cure periods (if BancorpSouth fails to cure any such breach), if an Acquisition Proposal has been made or is made at any time within a nine (9) month period after such termination of this Agreement and actions have been or are taken by the Board of ASB Bancorp or ASB Bank to pursue further discussions or negotiations, ASB Bancorp shall pay $1,500,000 in cash to BancorpSouth on demand. For purposes of this Agreement, "Acquisition Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving ASB Bancorp or ASB Bank or any proposal, inquiry or offer to acquire in any manner all or 10% or greater equity interest in, or all or a substantial portion of the assets of, ASB Bancorp or ASB Bank, other than the transactions contemplated or permitted by this Agreement;

      (e) make any capital expenditures other than those which are (i) set forth in Section 6.1 of the ASB Bancorp Disclosure Schedule or (ii) are made in the ordinary course of business or are necessary to maintain existing assets in good repair, and in any event are in an amount of no more than $100,000 in the aggregate, or except as necessary to comply with applicable regulatory guidelines or requirements;

      (f) enter into any new line of business;

      (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or entity or division thereof, or otherwise acquire any assets, which would be material, individually or in the aggregate, to ASB Bancorp, or which could reasonably be expected to impede or delay consummation of the Merger, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

      (h) except as contemplated by Article III hereof or this Article VI, take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

      (i) change its methods of accounting in effect at December 31, 2004, except as required by changes in GAAP or regulatory accounting principles as concurred to by ASB Bancorp's independent auditors;

      (j) except as set forth in Section 7.7 hereof, as required by applicable law or as required to maintain qualification pursuant to the Code, (i) adopt, amend, or terminate any employee benefit plan (including, without limitation, any Employee Plan) or any agreement, arrangement, plan or policy between ASB Bancorp or any Subsidiary of ASB Bancorp and one or more of its current or former directors, officers or employees, (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the cash compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Employee Plan or agreement as in effect as of the date hereof, or (iii) grant or award any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares;

      (k) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

      (l) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

      (m) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

      (n) enter into, create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any contract, agreement or lease for goods, services or office space to which ASB Bancorp or any of its Subsidiaries is a party or by which ASB Bancorp or any of its Subsidiaries or their respective properties is bound involving aggregate payment obligations in excess of $100,000, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date, or amend or waive the provisions of any confidentiality or standstill agreement to which ASB Bancorp or any of its affiliates is a party as of the date hereof;

      (o) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(c));

      (p) enter or commit to enter into any new loans outside their ordinary course of business, consistent with past practice, or in an original principal amount in excess of $1,000,000, or renew, or commit to renew, any existing loans in a principal amount in excess of $1,000,000 ("Loans"), or enter into new loan transactions subject to the requirements of Regulation O of the Federal Reserve Board, 12 C.F.R. Section 215 (or the equivalent) in excess of $500,000 in the aggregate (each, an "Insider Loan") without having provided prior written notice to BancorpSouth of the persons to whom such Loans or Insider Loans are made and the terms and purposes of such Loans or Insider Loans; or

      (q) agree or commit to do any of the foregoing.

6.2 Covenants of BancorpSouth. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior express written consent of ASB Bancorp, BancorpSouth and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.2 of the BancorpSouth Disclosure Schedule or as otherwise contemplated by this Agreement or as expressly consented to in writing in advance by ASB Bancorp, BancorpSouth shall not, and shall not permit any of its Subsidiaries to:

      (a) except as contemplated by Article III hereof, take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

      (b) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval;

      (c) change its methods of accounting in effect at December 31, 2004, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by BancorpSouth's independent auditors;

      (d) declare or pay any extraordinary or special dividend with a record date prior to the Effective Time; provided, however, that adjustments to the regular dividends historically paid by BancorpSouth shall not be restricted by this Agreement; or

      (e) agree or commit to do any of the foregoing.

                       ARTICLE VII. ADDITIONAL AGREEMENTS

7.1 Regulatory Matters.

      (a) BancorpSouth and ASB Bancorp shall promptly prepare and file with the SEC the Proxy Statement, and BancorpSouth shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of ASB Bancorp and BancorpSouth shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and ASB Bancorp shall thereafter mail the Proxy Statement to its shareholders as promptly as practicable. BancorpSouth shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

      (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Holding Company Merger and the Bank Merger). ASB Bancorp and BancorpSouth shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to ASB Bancorp or BancorpSouth, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

      (c) BancorpSouth and ASB Bancorp shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of BancorpSouth, ASB Bancorp or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

      (d) BancorpSouth and ASB Bancorp shall promptly furnish each other with copies of written communications received by BancorpSouth or ASB Bancorp, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

7.2 Access to Information.

      (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, ASB Bancorp shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, attorneys, financial advisors and other representatives (each, a "Representative") of BancorpSouth, access during normal business hours during the period prior to the Effective Time to all of its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, it shall, and shall cause its Subsidiaries to, make available to BancorpSouth all information concerning its business, properties and personnel as BancorpSouth may reasonably request. In addition, ASB Bancorp and each of its Subsidiaries shall permit a Representative of BancorpSouth to have access to the premises and observe the operations of ASB Bancorp or any of its Subsidiaries, as the case may be, to attend each meeting of their respective Boards of Directors and committees thereof (other than during discussions regarding this Agreement and the transactions contemplated hereby) and to meet with the officers of ASB Bancorp and its Subsidiaries responsible for the Financial Statements, the internal controls of ASB Bancorp and its Subsidiaries and the disclosure controls and procedures of ASB Bancorp and its Subsidiaries to discuss such matters as Buyer may deem reasonably necessary or appropriate for BancorpSouth to satisfy its obligations under the Sarbanes-Oxley Act of 2002 and any rules and regulations relating thereto. Neither ASB Bancorp nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would reasonably violate the rights of its customers, reasonably jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. ASB Bancorp shall identify the nature of any such limitation on access and disclosure, and the parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

      (b) Notwithstanding anything in any other agreement to the contrary, no investigation by BancorpSouth or its Representatives shall affect the representations, warranties, covenants or agreements of ASB Bancorp set forth herein, and the parties shall remain responsible to the extent provided herein.

      (c) The parties agree that the provisions of the Confidentiality Agreement, dated as of October 4, 2004, between ASB Bancorp and BancorpSouth, shall survive the execution (or termination) of this Agreement and remain in full force and effect for the term thereof.

7.3 Shareholder Meeting. ASB Bancorp shall take all steps in accordance with applicable law necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable for the purpose of voting upon the approval and adoption of this Agreement. ASB Bancorp will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement; provided, however, that ASB Bancorp's Board of Directors may submit this Agreement and the transactions contemplated herein to its shareholders for approval without recommendation pursuant to Section 4-27-1103 of the ABCA if ASB Bancorp's Board of Directors determines in good faith that it must do so in order to comply with its fiduciary duties.

7.4 Legal Conditions to Merger. Each of BancorpSouth and ASB Bancorp shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by ASB Bancorp or BancorpSouth or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

7.5 Affiliates. ASB Bancorp shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of such party to deliver to BancorpSouth, as soon as practicable after the date of this Agreement, a written agreement, in the form of Exhibit 7.5.

7.6 NYSE Listing. BancorpSouth shall make all filings required of it to cause the shares of BancorpSouth Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as of the Effective Time.

7.7 Employee Benefit Plans; Existing Agreements.

      (a) As of the Effective Time, to the extent permissible under the terms of the BancorpSouth Plans, the employees of ASB Bancorp and its Subsidiaries (the "ASB Bancorp Employees") shall be eligible to participate in BancorpSouth's employee benefit plans in which similarly situated employees of BancorpSouth or BancorpSouth Bank participate, to the same extent as similarly situated employees of BancorpSouth or BancorpSouth Bank (it being understood that inclusion of ASB Bancorp Employees in BancorpSouth's employee benefit plans may occur at different times with respect to different plans) except as provided below.

      (b) With respect to each BancorpSouth Plan that is an "employee benefit plan," as defined in section 3(3) of ERISA, for purposes of determining eligibility to participate, and entitlement to benefits, including for severance benefits and vacation entitlement, service with ASB Bancorp shall be treated as service with BancorpSouth; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication or increase of benefits; and provided further, that past service credit shall not be taken into account for determining eligibility, vesting or accrual of benefits under the BancorpSouth defined benefit pension plan. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each BancorpSouth Plan shall waive pre-existing condition limitations to the same extent waived under the applicable ASB Bancorp Plan. ASB Bancorp Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the BancorpSouth Plan.

      (c) If requested by BancorpSouth, prior to the Effective Time, ASB Bancorp shall freeze, amend or take other action with respect to any Employee Plan (including terminating such plans immediately prior to the Effective Time) that BancorpSouth, in its sole discretion, deems advisable and not inconsistent with this Agreement, and provide all required notices to participants and appropriate governmental agencies.

7.8 Consents and Approvals. ASB Bancorp shall use its reasonable best efforts to obtain all third-party consents required under ASB Bancorp Contracts.

7.9 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by BancorpSouth.

7.10 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of BancorpSouth and ASB Bancorp agrees to use its respective reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

7.11 Tax-Free Qualification. Each of BancorpSouth and ASB Bancorp shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

7.12 National Independence Trust Company. BancorpSouth and ASB Bancorp shall use its reasonable best efforts to resolve any issues relating to ASB Financial Services' ownership interest in National Independence Trust Company.

7.13 Indemnification of ASB Bancorp Directors and Officers.

      (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of ASB Bancorp or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director or officer of ASB Bancorp, any of the Subsidiaries of ASB Bancorp or any of their respective predecessors or affiliates or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that, after the Effective Time, BancorpSouth shall indemnify and hold harmless, subject in all respects to any limitations imposed by any statute, rule, regulation, administrative interpretation, or other law, including any procedural requirements or other conditions, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation. In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with BancorpSouth; provided, however, that (1) BancorpSouth shall have the right to assume the defense thereof and, upon such assumption, BancorpSouth shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if BancorpSouth elects not to assume such defense or if counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between BancorpSouth and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with BancorpSouth, and BancorpSouth shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) BancorpSouth shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties (unless an ethical conflict of interest arises for such firm of counsel in representing all Indemnified Parties), (3) BancorpSouth shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) BancorpSouth shall have no obligation hereunder to any Indemnified Party if that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by any statute, rule, regulation or administrative interpretation. Any Indemnified Party wishing to claim Indemnification under this Section 7.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify BancorpSouth thereof; provided that the failure to so notify shall not affect the obligations of BancorpSouth under this Section 7.13 except to he extent such failure to notify materially prejudices BancorpSouth. BancorpSouth's obligations under this
Section 7.13 shall continue in full force and effect without time limit from and after the Effective Time.

      (b) In the event BancorpSouth or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of BancorpSouth assume the obligations set forth in this Section.

      (c) The provisions of this Section 7.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                       ARTICLE VIII. CONDITIONS PRECEDENT

8.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

      (a) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite votes of the shareholders of ASB Bancorp under applicable law.

      (b) Listing of Shares. The shares of BancorpSouth Common Stock which shall be issued to the shareholders of ASB Bancorp upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

      (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

      (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

      (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

8.2 Conditions to Obligations of BancorpSouth. The obligation of BancorpSouth to effect the Merger is also subject to the satisfaction or waiver by BancorpSouth at or prior to the Effective Time of the following conditions:

      (a) Representations and Warranties. The representations and warranties of ASB Bancorp set forth in Article IV of this Agreement, to the extent qualified as to "materiality" or "Material Adverse Effect", shall be true and correct in all respects, subject to such qualifications, and those set forth in Article IV of this Agreement that are not qualified as to "materiality" or "Material Adverse Effect", shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak only as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that Section 4.2 (Capitalization) shall be true and correct without qualification. BancorpSouth shall have received a certificate signed on behalf of ASB Bancorp by the Chief Executive Officer and the Chief Financial Officer of ASB Bancorp to the foregoing effect.

      (b) Performance of Obligations of ASB Bancorp. All obligations of ASB Bancorp under this Agreement that are to be performed prior to the Closing, to the extent qualified as to materiality or a Material Adverse Effect, shall have been performed in all respects, and to the extent not so qualified, shall have been performed in all material respects, and BancorpSouth shall have received a certificate signed by the Chief Executive Officer of ASB Bancorp to such effect.

      (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

      (d) Dissenters' Rights. The holders of less than 5% of the total outstanding shares of ASB Bancorp Common Stock shall have exercised dissenters' rights with respect to the transactions contemplated by this Agreement.

      (e) Federal Tax Opinion. BancorpSouth shall have received an opinion from Waller Lansden Dortch & Davis, PLLC, counsel to BancorpSouth ("BancorpSouth's Counsel"), in form and substance reasonably satisfactory to BancorpSouth, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Holding Company Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that BancorpSouth and ASB Bancorp will each be a party to that reorganization. In rendering such opinion, BancorpSouth's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of BancorpSouth, ASB Bancorp and others, reasonably satisfactory in form and substance to such counsel. BancorpSouth and ASB Bancorp will cooperate with each other and BancorpSouth's Counsel in executing and delivering to BancorpSouth's Counsel customary representations letters in connection with such opinion.

      (f) BancorpSouth shall have received all consents pursuant to Section 7.7(e) of this Agreement.

      (g) BancorpSouth shall have received executed employment agreements and non-competition and non-solicitation agreements in form and substance satisfactory to BancorpSouth for the Employees indicated on Schedule 8.2(g) hereto.

      (h) ASB Bancorp shall have, at ASB Bancorp's expense, amended, modified or obtained tail coverage to provide continuing coverage under its existing insurance policies on terms and in form and substance satisfactory to BancorpSouth.

      8.3 Conditions to Obligations of ASB Bancorp . The obligation of ASB Bancorp to effect the Merger is also subject to the satisfaction or waiver by ASB Bancorp at or prior to the Effective Time of the following conditions:

      (a) The representations and warranties of BancorpSouth set forth in
Article V of this Agreement, to the extent qualified as to "materiality" or "Material Adverse Effect", shall be true and correct in all respects, subject to such qualifications, and those set forth in Article V of this Agreement that are not qualified as to "materiality" or "Material Adverse Effect", shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. ASB Bancorp shall have received a certificate signed on behalf of BancorpSouth by the Chief Executive Officer and the Chief Financial Officer of BancorpSouth to the foregoing effect.

      (b) Performance of Obligations of BancorpSouth. All obligations of BancorpSouth under this Agreement that are to be performed prior to the Closing, to the extent qualified as to materiality or a Material Adverse Effect, shall have been performed in all respects, and to the extent not so qualified, shall have been performed in all material respects, and ASB Bancorp shall have received a certificate signed by the Chief Executive Officer of BancorpSouth to such effect.

      (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

      (d) Federal Tax Opinion. ASB Bancorp shall have received an opinion from Dover Dixon Horne PLLC, or other counsel reasonably satisfactory to ASB Bancorp ("ASB Bancorp's Counsel"), in form and substance reasonably satisfactory to ASB Bancorp, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Holding Company Merger will be treated as a reorganization within the meaning of
Section 368(a) of the Code and that BancorpSouth and ASB Bancorp will each be a party to that reorganization. In rendering such opinion, ASB Bancorp's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of BancorpSouth, ASB Bancorp and others, reasonably satisfactory in form and substance to such counsel. BancorpSouth and ASB Bancorp will cooperate with each other and ASB

Bancorp's Counsel in executing and delivering to ASB Bancorp's Counsel customary representations letters in connection with such opinion.

                      ARTICLE IX. TERMINATION AND AMENDMENT

9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of ASB Bancorp:

      (a) By mutual consent of ASB Bancorp and BancorpSouth in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

      (b) By either BancorpSouth or ASB Bancorp upon written notice to the other party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

      (c) By BancorpSouth or ASB Bancorp upon written notice to the other party if the Merger shall not have been consummated on or before January 31, 2006, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

      (d) By BancorpSouth upon written notice to ASB Bancorp if any approval of the shareholders of ASB Bancorp required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a respective duly held meeting of such shareholders or at any adjournment or postponement thereof;

      (e) By either BancorpSouth or ASB Bancorp upon written notice to the other party (provided that the terminating party is not then in breach of any representation or warranty or material breach of any covenant or other agreement contained herein) in the event of either: (i) if any of the representations or warranties set forth in this Agreement on the part of the other party hereto shall be or become untrue or incorrect, and such representation is either incapable, by its nature, of being cured or is not cured within 30 calendar days following the giving of written notice thereof to the party making such representation; or (ii) a material breach by the other party of any of the covenants or agreements contained in this Agreement, and such breach is either incapable, by its nature, of being cured or is not cured within 30 calendar days following the giving of written notice thereof to such other party; or

      (f) By BancorpSouth upon written notice to ASB Bancorp if ASB Bancorp's Board of Directors shall have failed to recommend in their Proxy Statement that ASB Bancorp's shareholders approve and adopt this Agreement, or ASB Bancorp's Board of Directors shall have withdrawn, modified or changed, in a manner adverse to BancorpSouth, its approval or recommendation of this Agreement and the transactions contemplated hereby, or if ASB Bancorp enters into any letter of intent, agreement in principle, or acquisition or similar agreement related or with respect to any Acquisition Proposal.

9.2 Effect of Termination. In the event of termination of this Agreement by either BancorpSouth or ASB Bancorp as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except (i) Sections 9.2, 10.3, 10.4 and 10.12 shall survive any termination of this Agreement (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement, and ASB Bancorp shall not be relieved or released from any obligation to make payment to BancorpSouth pursuant to Section 6.1(d) hereof.

9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of ASB Bancorp; provided, however, that after any approval of the transactions contemplated by this Agreement by ASB Bancorp's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to such shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.4 Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                          ARTICLE X. GENERAL PROVISIONS

10.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Central Time) on the first day which is at least two business days after the satisfaction or waiver (subject to applicable law) of the last to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing) (the "Closing Date"), at the offices of Waller Lansden Dortch & Davis, PLLC, 511 Union Street, Suite 2700, Nashville, Tennessee 37219, or at such other time, date and place as is agreed to by the parties hereto.

10.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than Section 10.3 hereof) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

10.3 Expenses. All costs and expenses, including legal, accounting and financial advisory fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to BancorpSouth, to:             BancorpSouth, Inc.
                                             One Mississippi Plaza
                                             Tupelo, Mississippi 38804
                                             Attention: Chief Executive Officer
                                             Facsimile: (662) 680-2006

     with a copy (which shall not constitute Waller Lansden Dortch & Davis, PLLC
     notice) to:                             511 Union Street, Suite 2700
                                             Nashville, Tennessee 37219
                                             Attention: Ralph W. Davis, Esq.
                                             Facsimile: (615) 244-6804

     And

                                             American State Bank Corporation
     (b) if to ASB Bancorp, to:              2201 Fair Park Blvd.
                                             Jonesboro, Arkansas  72401
                                             Attention: Frank Oldham
                                             Facsimile: (870) 930-9311

     with a copy (which shall not constitute Dover Dixon Horne PLLC
     notice) to:                             425 West Capitol, 37th Floor
                                             Little Rock, Arkansas  72201
                                             Attention:  Garland W. Binns, Jr.
                                             Facsimile: (501) 372-7142

10.5  Interpretation.

      (a) In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) when a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article, Section of or Exhibit or Schedule to this Agreement, as applicable. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 9, 2005. Unless the context otherwise requires, when used in this Agreement, (i) the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require, and
(ii) the term "or" shall mean "and/or." For purposes of this Agreement, "knowledge" means, with respect to an individual, such individual is actually aware, after reasonable inquiry, of the particular fact, matter, circumstance or other item, and, with respect to any party, entity or other person other than an individual, any individual who is serving as a director, chairman, chief executive officer, president, chief operating officer, chief financial officer, chief accounting officer, controller, chief credit officer, general counsel, senior or executive vice president, or regional chairman of such party, entity or other person or other officer, regardless of title, thereof charged with or responsible for the oversight of a particular area, department or function to which the subject matter relates, has or at any time had "knowledge" of such fact, matter, circumstance or other item. References to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time. References to any party to this Agreement shall include references to its respective successors and permitted assigns. References to law are references to that law as amended, consolidated, supplemented or replaced from time to time, and shall include references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, subordinate legislation, rule of common law and of equity and judgment and shall include the requirements of any applicable stock exchange. References to a judgment shall include references to any order, injunction, decree, determination or award of any court or tribunal. References to any Governmental Entity or Regulatory Agency include any successor to that Governmental Entity or Regulatory Agency.

      (b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto have each negotiated the terms hereof, reviewed this Agreement carefully, and discussed it with their respective legal counsel. It is the intent of the parties that each word, phrase and sentence and other part hereof shall be given its plain meaning. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

10.6 Defined Terms. Certain terms used in this Agreement have the meanings ascribed thereto herein, and shall be applicable to the singular and the plural forms of such terms, except as otherwise provided herein.

10.7 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other party hereto, it being understood that all parties need not sign the same counterpart.

10.8 Entire Agreement. This Agreement (including the schedules, exhibits, documents and instruments referred to herein) constitutes the entire agreement and, except as specifically provided herein, supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

10.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Mississippi, without regard to the conflicts of laws principles of any jurisdiction.

10.10 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, without having to post bond therefor or prove actual damages, this being in addition to any other remedy to which they are entitled at law or in equity.

10.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.12 Publicity. Except as otherwise required by law or the rules of the NYSE, so long as this Agreement is in effect, neither BancorpSouth nor ASB Bancorp shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which such consent shall not be unreasonably withheld or delayed.

10.13 Assignment; Successors; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                   [THE FOLLOWING PAGE IS THE SIGNATURE PAGE.]

      IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written for themselves and their respective Subsidiaries.

                                BANCORPSOUTH, INC.

                                By: /s/ James V. Kelley
                                    --------------------------------------------
                                Name: James V. Kelley
                                Title: President and Chief Operating Officer

                                BANCORPSOUTH BANK

                                By: /s/ James V. Kelley
                                    --------------------------------------------
                                Name: James V. Kelley
                                Title: President and Chief Operating Officer

                                AMERICAN STATE BANK CORPORATION

                                By: /s/ Frank Oldham
                                    --------------------------------------------
                                Name: Frank Oldham
                                Title: Chairman, President & CEO

                                AMERICAN STATE BANK

                                By: /s/ Frank Oldham
                                    --------------------------------------------
                                Name: Frank Oldham
                                Title: Chairman & CEO

                      LIST OF SCHEDULES AND THEIR CONTENTS

Section 4.1(a) of the ASB Bancorp Disclosure Schedule - Equity securities owned by ASB Bancorp

Section 4.2(a) of the ASB Bancorp Disclosure Schedule - the names of the optionees, the date of grant, the number of shares subject to each Option, the expiration date of each Option, and the price at which each Option may be exercised

Section 4.2(b) of the ASB Bancorp Disclosure Schedule - Equity securities of each ASB Bancorp Subsidiary not owned by ASB Bancorp free and clear of all encumbrances

Section 4.8(a) of the ASB Bancorp Disclosure Schedule - Changes or developments since December 31, 2004 which have had, or are reasonably likely to have had, a Material Adverse Effect with respect to ASB Bancorp

Section 4.8(b) of the ASB Bancorp Disclosure Schedule - Exceptions to ASB Bancorp and its Subsidiaries carrying on their business since December 31, 2004 in the ordinary course consistent with past practices

Section 4.8(c) of the ASB Bancorp Disclosure Schedule - All stock options granted since December 31, 2004

Section 4.9 of the ASB Bancorp Disclosure Schedule - All pending or, to ASB Bancorp's knowledge, threatened proceedings against ASB Bancorp or any of its Subsidiaries

Section 4.10(a) of the ASB Bancorp Disclosure Schedule - All Taxes due and owing (whether or not shown on any Tax Return) not timely paid by ASB Bancorp and its Subsidiaries; With respect to each taxable period of ASB Bancorp and its Subsidiaries, the federal and state income Tax Returns of ASB Bancorp and its Subsidiaries not audited by the IRS or appropriate state tax authorities

Section 4.11(a) of the ASB Bancorp Disclosure Schedule - List of Employee Plans

Section 4.11(h)(i) of the ASB Bancorp Disclosure Schedule - Payments to any employee, affiliate, officer, director or broker of ASB Bancorp or the Bank triggered by or result from the consummation of the transactions contemplated by the Agreement

Section 4.11(h)(ii) of the ASB Bancorp Disclosure Schedule - The Line 1 W-2 compensation for tax years 2000 through 2004 for all individuals who could receive payments under any arrangement required to be disclosed on Section 4.11(h)(i) of the ASB Bancorp Disclosure Schedule

Section 4.11(i) of the ASB Bancorp Disclosure Schedule - All of the former employees of ASB Bancorp or any ERISA Affiliate and their beneficiaries who have elected or are eligible to elect COBRA continuation of health insurance coverage under any Plan offering health insurance or medical benefits

Section 4.11(o) of the ASB Bancorp Disclosure Schedule - All employees of ASB Bancorp, their current salary or wage rates, bonus and other compensation, including stock options and stock grants, benefit arrangements, accrued sick days, vacation days and holidays, period of service, department and a job title or other summary of the responsibilities of such employees, whether such employees are part-time, full-time or on a leave of absence and if such employee is not at-will

Section 4.14(a) of the ASB Bancorp Disclosure Schedule - ASB Bancorp Contracts

Section 4.14(b) of the ASB Bancorp Disclosure Schedule - Events or conditions which constitute or, after notice or lapse of time or both, would constitute, a default on the part of ASB Bancorp or any of its Subsidiaries under any ASB Bancorp Contract which is a material contract to be performed after the date of the Agreement

Section 4.17(a) of the ASB Bancorp Disclosure Schedule - Non-compliance with any Environmental Laws by ASB Bancorp or its Subsidiaries and, to the knowledge of ASB Bancorp, each of the Participation Facilities and the Loan Properties

Section 4.20 of the ASB Bancorp Disclosure Schedule - Certain matters relating to the loan portfolio of the Bank

Section 4.22 of the ASB Bancorp Disclosure Schedule - Any contract or other business affiliation in which ASB Bancorp or its Subsidiaries are involved, directly or indirectly, with any of their officers, directors, affiliates or shareholders

Section 6.1 of the ASB Bancorp Disclosure Schedule - From the date of the Agreement to the Effective

      Time, exceptions to ASB Bancorp and its Subsidiaries carrying on their respective businesses in the ordinary course consistent with past practice

Section 6.2 of the BancorpSouth Disclosure Schedule - From the date of the Agreement to the Effective Time, exceptions to BancorpSouth and its Subsidiaries carrying on their respective businesses in the ordinary course consistent with past practice

Section 8.2(g) - Employees for which BancorpSouth shall have received executed employment agreements and non-competition and non-solicitation agreements

      BANCORPSOUTH SHALL FURNISH SUPPLEMENTALLY A COPY OF ANY OF THE ABOVE-LISTED SCHEDULES TO THE SEC UPON REQUEST.

                                       2